AGREEMENT

   This Agreement (the "Agreement") is made and entered into effective as of the 5th day of October, 2010 (the "Effective Date") by and among Goldex Capital Resources, LLC, a Florida limited liability company ("GCR"), PMX Communities, Inc., a Nevada corporation ("PCI") and PMX Gold, LLC, a Florida limited liability company ("PMXG"). The aforementioned parties are hereinafter collectively referred to as the "Parties" and individually as a "Party". Capitalized terms shall have the meanings ascribed to them in this Agreement.

                               WITNESSETH:

   WHEREAS, PCI has formed the wholly owned subsidiary PMXG; and

   WHEREAS, reference is made to the Financing Agreement by and between Goldex and PCI dated August 18, 2010 (hereinafter referred to as the "Financing Agreement"); and

   WHEREAS, PCI has assigned its rights under the Financing Agreement to PMXG; and

   WHEREAS, PMXG has identified a project to undertake in furtherance to its business plan and in accordance with the Financing Agreement (hereinafter referred to as the "Project"); and

   WHEREAS, the Project relates to the development of certain business opportunities, licenses and distribution rights relative to the Gold to go(r) vending machine in accordance with the terms and conditions of that certain Agreement dated September 2, 2010 by and between Ex Oriente
Lux, AG, a German stock corporation and PCI (hereinafter referred to as the "GTG Agreement"); and

   WHEREAS, PMXG has formed a subsidiary PMX Gold ATM, LLC, a Florida limited liability company (hereinafter referred to as "ATM"); and

   WHEREAS, PCI has assigned its rights in the GTG Agreement to PMXG which has, thereafter, assigned its interest in the GTG Agreement to ATM; and

   WHEREAS, PCI and PMXG have offered participation in ATM to Goldex in accordance with the terms and conditions of the Financing Agreement; and

   WHEREAS, Goldex has accepted such offer to participate in ATM in accordance with the terms and conditions of the Financing Agreement.

   NOW, THEREFORE, in consideration of the sum of TEN ($10.00) DOLLAR and other valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby understood and agreed as follows:

   1. Recitals. The above recitals are true and correct and incorporated herein in haec verba.

   2. Initial and Subsequent Captilalization of ATM. Goldex has agreed to initially contribute the sum of $60,000 towards the capitalization of ATM. PMXG has agreed to initially contribute the sum of $_____________ towards the capitalization of ATM of which PMXG has already contributed the sum of US$13,000.00 which was tendered in accordance with the terms and conditions of the GTG Agreement. The membership shall reasonably agree on the timing of the capital contributions based upon the financial needs of the company. While nothing herein shall preclude the subsequent financing of ATM through the issuance of additional membership interests or other capitalization vehicles, any further capitalization of ATM shall be first offered to the membership in accordance with their respective percentage membership interests. Any dilution of the initial membership interests shall be done on a pro-rata basis depending on the parties' percentage of the membership interests.

   3. Membership Interests. Notwithstanding the parties' respective capital contributions in ATM, Goldex shall be issued 33.334% of the membership interests in ATM which is represented by 300 units of ATM. PMXG shall be issued 66.666% of the membership interests in ATM which is represented by 600 units of ATM. The parties have agreed to issue up to 100 units in ATM to consultants that have and will facilitate the Project.

   4. Governance of ATM. PMXG shall be designated as the manager of ATM and empowered to run the business on a day to day basis. Any decision outside of the normal course and scope of business including but not limited to capitalization, indebtedness and/or dilution of the company and/or the membership interests shall require the approval of the members holding not less than seventy percent (70%) of the membership interests.

   5. Remedies. The parties agree that in the event of any default hereunder the non-defaulting party shall have any and all rights provided by law or equity. In connection with any litigation (including all appeals therefrom) arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and interest.

   6. Invalidity. The invalidity or unenforceability of any particular provision or part of a provision hereof, shall not affect the other provisions or parts hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions or part thereof were omitted.

   7. Entire Agreement. This is the entire Agreement between the Parties covering everything agreed upon or understood in the transaction. There are no promises, conditions, representations, warranties, guarantees, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereby were in effect between the Parties other than as herein set forth. Any Agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement, in whole or in part, unless such Agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

   Waiver by any party hereto of a breach hereof shall not be deemed a waiver of any subsequent similar breach or a waiver of any term and condition hereof. Waiver of any breach of this Agreement shall not excuse the faithful performance of any other term and condition of this Agreement. Either party has a right to waive one or more breaches or failure of conditions of settlement and to consummate this transaction as if said breach had not occurred.

   8. Choice of Laws . This Agreement shall be construed and interpreted pursuant to the laws of the State of Florida. Exclusive jurisdiction and venue of any litigation arising out of this Agreement shall be in Palm Beach County, Florida.

   9. Cooperation. The Parties hereby agree to cooperate, execute and deliver any and all documents reasonably deemed necessary to effectuate the intent and the terms and conditions of this Agreement. Each party reciprocally agrees to promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the other party hereunder.

   10. Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
Facsimile signatures shall constitute original signatures.

   11. Construction. Each party has reviewed and participated in the formation of this Agreement and, accordingly, any rule or construction to the effect that ambiguities be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

   12. Successor Liability. The benefits and obligations of this Agreement shall inure to and bind the respective heirs, successors, personal representatives and permitted assigns of the Parties hereto. Whenever used, the singular shall include the plural and the plural the singular and the use of any gender shall include all genders.

   13. Corporate Authority. Each individual executing this Agreement on behalf of each party represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said part, in accordance with a duly adopted resolution of the Board of Directors of said party or in accordance with the bylaws of said party, and that this Agreement is binding upon said party in accordance with its terms.

   14. Notices. All notices, requests, demands and other communications (collectively, "Notices") given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, postage and fees prepaid, two business days after mailing; (b) if sent by reputable private air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; (d) when sent by email, when received in a form readable by the recipient and receipt is confirmed by telephone; or (e) if otherwise actually personally delivered, when delivered.

   15.   Headings.   Section headings are not to be considered a part
of this Agreement and are not intended to be a full and accurate description of the contents hereof.

   16. Assignment. Neither Party shall assign any rights under this Agreement, or delegate the performance of any duties hereunder, without the prior written consent from the other party.

   17.   Unenforceability of Provisions. 	If any provision of this
Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

   18. Time. Time is of the absolute essence with respect to the parties performance of this Agreement.

   IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.

Goldex Capital Resources, LLC

By:/s/Michael Fine
   -------------------
Michael Fine, Managing member

PMX Communities, Inc., a Nevada corporation

By:/s/Michael Hiler
   -------------------
Michael Hiler, President

PMX Gold, LLC, a Florida limited liability company


By: PMX Communities, Inc., Manager

By:/s/Michael Hiler
   ------------------
Michael Hiler, President


PMX Gold ATM, LLC, a Florida limited liability company


By PMX Gold, LLC, Manager


By:/s/ Michael Hiler
   -------------------
Michael Hiler, Manager
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